Exhibit 99.1

Valero Energy Corporation Reports
Fourth Quarter Earnings
Fourth Quarter and 2003 Net Income Set New Records

SAN ANTONIO, January 27, 2004 — Valero Energy Corporation (NYSE: VLO) today reported record net income of $131.6 million, or $1.01 per share, for the fourth quarter of 2003, compared to net income of $89.0 million, or $0.81 per share, for the same period last year. Results for the fourth quarter include a $25.8 million pre-tax, or $16.3 million after-tax, write-down of the company’s headquarters facility to its fair market value in anticipation of sale. In addition, the fourth quarter results include a $17.0 million pre-tax, or $10.7 million after-tax, gain from the sale of notes previously issued to Valero by Tesoro Petroleum Corporation in connection with its acquisition of the Golden Eagle refinery in 2002. Excluding these special items, net income for the fourth quarter of 2003 would have been $137.2 million, or $1.05 per share.

For the full year 2003, Valero’s net income was $621.5 million, or $5.09 per share, representing the highest annual net income ever reported for Valero. This compares to net income of $91.5 million, or $0.83 per share, for the twelve months ended December 31, 2002. Excluding the special items described above, Valero’s net income for 2003 would have been $627.1 million, or $5.14 per share.

Operating income for the fourth quarter of 2003, excluding the $25.8 million pre-tax write-down of the headquarters facility, was $257.9 million, compared to operating income of $240.3 million for the same period last year. Fourth quarter operating income for the company’s refining segment was $300.2 million, compared to $280.7 million for the same period last year. Refining operations in the fourth quarter of 2003 benefited from higher throughput levels across the company’s refining system, strong West Coast and Northeast refining margins and improved sour crude discounts. The company also benefited from a $21 million decline in net interest expense due to lower average borrowings, lower interest rates and higher capitalized interest.

Operating income for the company’s retail segment was $43.2 million for the fourth quarter of 2003, compared to $46.7 million in the fourth quarter last year. Of this amount, the U.S. retail system contributed $20.8 million on 120 fewer retail sites, compared to $28.3 million last year. Valero’s average U.S. retail fuel margin for the fourth quarter was 12.9 cents per gallon, compared to 13.7 cents per gallon in last year’s fourth quarter. The lower U.S. retail fuel margins were primarily attributable to the rapid rise in crude oil prices during the quarter. The Northeast retail system contributed $22.4 million to fourth quarter retail operating income, compared to $18.4 million last year. Fuel margins for Valero’s Northeast retail operations averaged 20.7 cents per gallon for the fourth quarter of 2003, compared to 18.7 cents per gallon for the fourth quarter of 2002.

“Our strong fourth quarter results were a good way to close out what was a record year for Valero,” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer. “We particularly benefited from the contribution of our Canadian operations, which achieved record earnings in 2003, and strong refining margins on the West Coast. Looking back at 2003, several key accomplishments have positioned us well heading into what we expect will be another record year for Valero. These accomplishments include reducing our debt by over $725 million and ending the year with a debt-to-capitalization ratio of approximately 40 percent, the acquisition of the St. Charles refinery from Orion Refining Corporation and the start-up of a new 45,000 barrel-per-day coker unit at Texas City. We set new earnings records in all of our major operations, which is a testament to the hard work and dedication of our employees.

“With respect to current industry fundamentals, refined product margins in January are up over 25 percent from fourth quarter levels. Continued cold weather in the Northeast has driven heating oil margins to higher levels. Over the coming weeks, we expect distillate inventories to decline substantially and the strong heating oil margins to continue.

“The outlook for gasoline margins is also exceptional for several reasons. The economic recovery in the U.S. has continued to push gasoline demand to new highs. And, globally the improvement in economic activity, particularly in Asia, is leading to higher demand for gasoline and petrochemical feedstocks such as naphtha and aromatics, which is tightening the global supply and demand balance for these products. In addition, gasoline margins are already strengthening due to the new lower sulfur specifications, which took effect January 1, and the impact of the removal of MTBE from gasoline in California, New York and Connecticut. Plus, gasoline imports thus far in January are down 150,000 barrels per day from year ago levels. As summer approaches and refiners are required to lower the vapor pressure in gasoline, meeting the new low sulfur specifications will become even more difficult for domestic and foreign refiners.

“On top of these bullish factors, first quarter industry turnaround activity is projected to be at record levels for crude and upgrading units, which we expect will further limit refined product supplies this spring. In fact, the futures market supports our bullish outlook. For gasoline margins, the forward curve for 2004 is currently valued at $6.40 per barrel, which is an all-time high. And for heating oil margins, the forward curve for 2004 is currently valued at $3.25 per barrel, which is in line with the record years of 2000 and 2001.

“Not only are we excited about the product margin environment in 2004, but we also see sour crude discounts widening substantially over 2003 levels. For example, the discount for Maya crude is currently around $9 per barrel. Of the 1.1 million barrels of sour crude we can process daily, over one-third is heavy sour crude, similar in quality to Maya. The new lower sulfur gasoline specifications are also impacting sour crude oil supplies by causing some refiners to switch to processing more sweet and less sour crude oils. And, given the favorable economic outlook for 2004, more incremental sour crude will be produced to satisfy demand, leading to wider sour crude discounts than we saw in 2003.

“With the strength in the forward curve for refined products and the favorable outlook for sour crude discounts, we believe the First Call consensus estimates for the first quarter and full year 2004 are understated. Overall, we’ve never had a more positive outlook for the future than we have today,” said Greehey.

Valero’s senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, January 27, to discuss this earnings release. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenues of approximately $38 billion. The company currently owns and operates 14 refineries in 13 locations throughout the United States and Canada. Valero’s refineries have a combined throughput capacity of over two million barrels per day, which represents approximately 10 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with over 4,500 retail outlets in the United States and Canada under various brand names including Diamond Shamrock, Valero, Ultramar and Beacon.

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company’s web site at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the company becomes aware of after the date of this release or to reflect the occurrence of unanticipated events.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
STATEMENT OF INCOME DATA:
Operating Revenues	$9,509.4	$8,117.7	$37,968.6	$29,047.9

Costs and Expenses:
Cost of Sales	8,423.6	7,157.3	33,587.1	25,863.2
Refining Operating Expenses	453.6	358.3	1,656.0	1,331.6
Retail Selling Expenses	174.7	164.2	693.6	674.5
Administrative Expenses	76.9	83.2	299.4	258.4
Depreciation and Amortization Expense	148.5	114.4	510.5	449.3

Total Costs and Expenses	9,277.3	7,877.4	36,746.6	28,577.0

Operating Income	232.1	240.3	1,222.0	470.9
Equity in Earnings of Valero L.P. (1)	9.4	—	29.8	—
Other Income (Expense), Net	21.2	(2.7)	15.3	8.6
Interest and Debt Expense:
Incurred	(69.9)	(83.9)	(287.6)	(301.9)
Capitalized	10.0	3.0	26.3	16.2
Minority Interest in Net Income of Valero L.P. (1)	—	(3.7)	(2.4)	(14.1)
Distributions on Preferred
Securities of Subsidiary Trusts	—	(7.5)	(16.8)	(30.0)

Income Before Income Tax Expense	202.8	145.5	986.6	149.7
Income Tax Expense	71.2	56.5	365.1	58.2

Net Income	131.6	89.0	621.5	91.5
Preferred Stock Dividends	3.0	—	4.3	—

Net Income Applicable to Common Stock	$128.6	$89.0	$617.2	$91.5

Earnings per Common Share	$1.07	$0.83	$5.37	$0.86
Weighted Average Common Shares Outstanding (in millions)	120.5	106.6	114.9	105.8
Earnings per Common Share — Assuming Dilution	$1.01	$0.81	$5.09	$0.83
Weighted Average Common Equivalent Shares Outstanding (in millions)	130.5	109.9	122.0	110.1

BALANCE SHEET DATA:	December 31,

	2003	2002

Cash	$369.1	$378.9
Total Debt	$4,245.1	$4,970.8
Debt-to-Capitalization Ratio (net of cash) (2)	40.3%	50.4%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Operating Income (Loss) by Business Segment:
Refining	$300.2	$280.7	$1,363.5	$618.7

Retail:
U.S.	20.8	28.3	114.7	58.8
Northeast	22.4	18.4	97.0	69.7

Total Retail	43.2	46.7	211.7	128.5

Total Before Administrative	343.4	327.4	1,575.2	747.2
Administrative	(111.3)	(87.1)	(353.2)	(276.3)

Total	$232.1	$240.3	$1,222.0	$470.9

Depreciation and Amortization by Business Segment:
Refining	$108.6	$98.9	$417.1	$388.3

Retail:
U.S.	3.1	5.0	22.6	24.0
Northeast	2.4	6.6	17.0	19.1

Total Retail	5.5	11.6	39.6	43.1

Total Before Administrative	114.1	110.5	456.7	431.4
Administrative (3)	34.4	3.9	53.8	17.9

Total	$148.5	$114.4	$510.5	$449.3

Earnings Before Interest, Taxes, Depreciation and Amortization (4)	$409.3	$338.4	$1,754.6	$878.8
Operating Highlights:
Refining:
Throughput Volumes (Mbbls per Day)	1,962	1,700	1,835	1,595
Throughput Margin per Barrel	$4.78	$4.73	$5.13	$4.02
Operating Costs per Barrel:
Refining Operating Expenses	$2.51	$2.29	$2.47	$2.29
Depreciation and Amortization	0.60	0.63	0.63	0.66

Total Operating Costs per Barrel	$3.11	$2.92	$3.10	$2.95

Charges:
Crude Oils:
Sour	45%	44%	44%	45%
Sweet	33	35	35	34

Total Crude Oils	78	79	79	79
Residual Fuel Oil	5	4	5	5
Other Feedstocks and Blendstocks	17	17	16	16

Total Charges	100%	100%	100%	100%

Yields:
Gasolines and Blendstocks	53%	54%	54%	55%
Distillates	29	29	28	27
Petrochemicals	4	3	3	3
Lubes and Asphalts	3	3	4	4
Other Products	11	11	11	11

Total Yields	100%	100%	100%	100%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Refining Operating Highlights by Region: (5)
Gulf Coast:
Operating Income	$102.3	$102.7	$426.2	$223.1
Throughput Volumes (Mbbls per Day)	982	749	867	675
Throughput Margin per Barrel	$4.36	$4.63	$4.62	$4.13
Operating Costs per Barrel:
Refining Operating Expenses	$2.64	$2.46	$2.64	$2.46
Depreciation and Amortization	0.58	0.68	0.63	0.77

Total Operating Costs per Barrel	$3.22	$3.14	$3.27	$3.23

Mid-Continent:
Operating Income	$24.0	$52.0	$184.8	$157.2
Throughput Volumes (Mbbls per Day)	280	274	276	265
Throughput Margin per Barrel	$3.78	$4.76	$4.70	$4.30
Operating Costs per Barrel:
Refining Operating Expenses	$2.33	$2.17	$2.35	$2.12
Depreciation and Amortization	0.52	0.53	0.52	0.55

Total Operating Costs per Barrel	$2.85	$2.70	$2.87	$2.67

Northeast:
Operating Income	$96.5	$72.8	$418.7	$105.9
Throughput Volumes (Mbbls per Day)	386	376	375	355
Throughput Margin per Barrel	$4.90	$4.11	$5.17	$2.85
Operating Costs per Barrel:
Refining Operating Expenses	$1.66	$1.49	$1.60	$1.53
Depreciation and Amortization	0.52	0.46	0.51	0.49

Total Operating Costs per Barrel	$2.18	$1.95	$2.11	$2.02

West Coast:
Operating Income	$77.4	$53.2	$333.8	$132.5
Throughput Volumes (Mbbls per Day)	314	301	317	300
Throughput Margin per Barrel	$6.83	$5.74	$6.86	$4.92
Operating Costs per Barrel:
Refining Operating Expenses	$3.31	$2.98	$3.14	$2.93
Depreciation and Amortization	0.84	0.84	0.83	0.77

Total Operating Costs per Barrel	$4.15	$3.82	$3.97	$3.70

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Retail — U.S.:
Company — Operated Fuel Sites (Average)	1,153	1,273	1,201	1,359
Fuel Volumes (Gallons per Day per Site)	4,560	4,316	4,512	4,401
Fuel Margin per Gallon	$0.129	$0.137	$0.148	$0.111
Merchandise Sales	$225.4	$224.5	$938.5	$1,011.5
Merchandise Margin (Percentage of Sales)	28.7%	29.4%	28.1%	27.8%
Margin on Miscellaneous Sales	$22.1	$19.3	$89.5	$71.6
Selling Expenses	$125.4	$120.9	$507.7	$513.2
Retail — Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,297	3,391	3,328	3,235
Fuel Margin per Gallon	$0.207	$0.187	$0.209	$0.179
Merchandise Sales	$33.3	$25.8	$122.3	$99.0
Merchandise Margin (Percentage of Sales)	23.4%	22.2%	22.9%	22.5%
Margin on Miscellaneous Sales	$3.7	$4.4	$18.6	$16.4
Selling Expenses	$49.3	$43.3	$185.9	$161.3
Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$31.17	$28.20	$31.11	$26.09
WTI Less Sour Crude Oil (6)	$3.24	$3.03	$3.39	$2.53
WTI Less Alaska North Slope (ANS)
Crude Oil (U.S. West Coast)	$1.72	$1.45	$1.47	$1.37
WTI less Maya Crude Oil	$6.83	$6.15	$6.87	$5.45
Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$4.04	$3.96	$5.50	$4.14
No. 2 Fuel Oil Less WTI	$3.10	$3.29	$2.76	$1.48
Propylene Less WTI	$(2.34)	$(0.83)	$1.17	$1.69
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$5.45	$5.57	$7.44	$5.59
Low-Sulfur Diesel Less WTI	$5.11	$5.93	$5.16	$3.67
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$5.62	$5.24	$5.95	$4.16
No. 2 Fuel Oil Less WTI	$4.45	$4.06	$4.50	$2.41
Lube Oils Less WTI	$26.81	$21.62	$24.80	$17.57
U.S. West Coast:
CARB 87 Gasoline Less ANS	$11.23	$8.51	$14.46	$10.06
Low-Sulfur Diesel Less ANS	$8.60	$6.98	$7.42	$5.34

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(1)	On March 18, 2003, Valero Energy Corporation’s ownership interest in Valero L.P. decreased from approximately 73.6% to approximately 49.5%. As a result of this decrease in ownership of Valero L.P., combined with certain other corporate governance changes, Valero Energy Corporation ceased consolidating Valero L.P. as of that date and began using the equity method to account for its investment in the partnership.

(2)	The following is a reconciliation of the debt-to-capitalization ratio. This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	December 31,
	2003	2002
Debt:
Debt, including current maturities, short-term debt and capital lease obligations, per the balance sheet	$4,245.1	$4,970.8
Less: Cash and temporary cash investments	(369.1)	(378.9)
Plus: Guarantees	—	6.8
Plus: Company-obligated preferred securities of subsidiary trusts:
20% of $172.5 outstanding balance of Premium Equity Participating Security Units (PEPS Units)	—	34.5
50% of $200 outstanding balance of Trust Originated Preferred Securities (TOPrS)	—	100.0

Total debt (net of cash)	3,876.0	4,733.2

Equity:
Stockholders’ equity per the balance sheet	5,735.2	4,308.3
80% of $172.5 outstanding balance of PEPS Units	—	138.0
50% of $200 outstanding balance of TOPrS	—	100.0
Minority interest	—	116.0

Total equity	5,735.2	4,662.3

Total capitalization	$9,611.2	$9,395.5

Debt-to-capitalization ratio (net of cash)	40.3%	50.4%

(3)	Amounts for the three months and twelve months ended December 31, 2003 include a $25.8 write-down of Valero’s headquarters facility to its fair market value in anticipation of sale.

(4)	The following is a reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Pre-tax income	$202.8	$145.5	$986.6	$149.7
Depreciation and amortization	148.5	114.4	510.5	449.3
Interest and debt expense, net	59.9	80.9	261.3	285.7
Other amortizations	(1.9)	(2.4)	(3.8)	(5.9)

Total EBITDA	$409.3	$338.4	$1,754.6	$878.8

(5)	The regions depicted herein contain the following refineries: Gulf Coast-Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery and St. Charles Refinery; Mid-Continent-McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast-Quebec Refinery and Paulsboro Refinery; and West Coast-Benicia Refinery and Wilmington Refinery.

(6)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.